Exhibit 10.20

THIRD AMENDMENT TO LEASE AGREEMENT

IT IS HEREBY AGREED BY THE UNDERSIGNED, that the Lease Agreement made and entered into the 23RD day of SEPTEMBER, 2005, by and between FULLERTON BUSINESS CENTER, Lessor, and ALLIED MED. INC., AN OREGON CORPORATION, Lessee, for the premises commonly known as: 2500 E. FENDER AVENUE, UNIT “I & K” FULLERTON, CA 92831, shall be extended for a period of TWO (2) YEARS AND TWO (2) MONTHS, commencing OCTOBER 1, 2008, and ending on NOVEMBER 30, 2010.

All other terms and conditions of said Lease Agreement are incorporated herein by reference and shall remain in full force and effect during this extended term, except as follows:

1. Lessee agrees to pay to Lessor during this extended term, in advance, at such places as may be designated from time-to-time by Lessor, without deduction or offset, and Lessor agrees to accept as rent for the Leased premises monthly installments of TWO THOUSAND THREE HUNDRED FIFTY-EIGHT AND 00/100 ($1,072.00) Dollars, together with such other assessments, additions and pass- throughs as are described in the Lease Agreement. See paragraph 4.2 of your Lease  Agreement.     /s/

2. Lessor and Lessee agree that the rent increase commencing OCTOBER 1, 2009, shall be determined pursuant to the terms set forth in the Addendum to the THIRD Amendment to Lease Agreement which is attached hereto and made a part hereof.     /s/

3. Lessee shall pay to Lessor the sum of N/A ($00.00) Dollars, concurrent with the execution of this Amendment representing an increase in Security Deposit. Lessor acknowledges the sum of *SEVEN THOUSAND SEVENTY-FOUR AND 00/100 ($7,074.00) Dollars, as security for the faithful performance of each and every term, covenant and condition of said Lease Agreement pursuant to Paragraph FIVE (5) of said Lease Agreement. This security includes the previous amounts received as security deposit. **Previously paid $3,456.00

~~3A. [Section 3A was lined through and deleted by the parties. It read as follows:] Lessee agrees to be bound by the "Rules and Regulations" and "Parking Rules and Regulations" now in effect as Exhibits "A and B" attached hereto, and any additional Rules and Regulations and Parking Rules and Regulations which may be promulgated by Lessor during the extended Lease term.~~    /s/

4. Lessee warrants and represents that there are no present and outstanding breaches of Lease by Lessor, and that Lessee has no claims or offset of any kind or nature against Lessor.

5. No rubbish, containers or debris are to be left outside of Lessee's unit. All refuse is to be placed in designated trash bins. Any debris is subject to immediate removal by Lessor at Lessee's expense. This rule applies to pallets as well. Lessee shall not place in any trash box or receptacle any material, which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time-to-time by Lessor. Lessee shall reimburse Lessor, upon demand, for trash removal service to the Property allocated to the Premises by Lessor on a prorata basis. If Lessor shall determine that the trash generated by or at the Premises, in Lessor's reasonable estimation, shall be excessive, Lessee shall pay to Lessor, upon demand, such additional charges, as Lessor shall equitably impose for such excess trash removal. Lessor shall have the option to contract for a single trash removal service for the entire Complex.

6. Notwithstanding the restrictions contained within California Civil Code §1950.7, Lessor may utilize the security deposit for any and all debt owed by Lessee to Lessor, including (but not limited to) future rental or worth at time of the award damages as codified in Civil Code §1951.2, or rent as it accrues pursuant to Civil Code §1951.4. To the extent that this is inconsistent with California Civil Code §1950.7, Lessee waives the protections of Civil Code 1950.7, Lessee waives any rights under California Civil Code §3275 and California Civil Code §1174(c) and §1179 and any and all current or future laws which give Lessee a right to redeem, reinstate, or restore this lease after it is terminated as a result of the Lessee's breach.

EXCEPT AS HEREINABOVE AMENDED, the Lease Agreement shall remain unchanged and shall continue in full force and effect.

Dated this 5th day of November, 2008.

LESSOR:

LESSOR:	LESSEE:

FULLERTON BUSINESS CENTER	ALLIED MED. INC., AN OREGON CORPORATION
By: MID VALLEY MANAGEMENT
Managing Agent

By: /s/ Terri Rhoades	By: /s/ Jack Amin
TERRI RHOADES, AUTHORIZED AGENT	JACK AMIN, PRESIDENT

By: /s/ Jack Amin
JACK AMIN, VICE PRESIDENT

ADDENDUM TO THE THIRD AMENDMENT TO LEASE AGREEMENT

         THIS ADDENDUM is attached to and integrated as a part of that certain THIRD Amendment to Lease Agreement dated SEPTEMBER 23, 2005, by and between FULLERTON BUSINESS CENTER, Lessor, and ALLIED MED, INC., AN OREGON CORPORATION, Lessee and constitutes additional Agreements and Conditions contained herein, which Addendum shall prevail in the event of any conflict between the Agreements and Conditions contained herein and those in said THIRD Amendment.

RENT ESCALATIONS:
On each anniversary date of the renewal term, the monthly rental payment shall be increased by $106.00. Lessor's failure and/or inadvertence to request a payment of an estimated or actual rent adjustment shall not constitute as a waiver or an estoppel of Lessor's right to demand any adjustment (including retroactive payments, if applicable) provided for in the Lease Agreement or this Addendum.

On each anniversary date of the renewal term, the monthly rental payment shall be increased by $106.00. Lessor's failure and/or inadvertence to request a payment of an estimated or actual rent adjustment shall not constitute as a waiver or an estoppel of Lessor's right to demand any adjustment (including retroactive payments, if applicable) provided for in the Lease Agreement or this Addendum.

AMEND LEASE TERMS –
FIXED INCREASE
ADINC.DOC (REV.6/90)

RENT CONCESSION AGREEMENT

THIS DOCUMENT shall set forth the agreement of Fullerton Business Center, "Lessor", and Allied Med. Inc., an Oregon Corporation, "Lessee", concerning the Rent Concession offered to Lessee in connection with that certain Lease dated September 23rd 2005, by and between Lessor and Lessee for the Premises located at: 2500 E. Fender Avenue, unit numbers "T & T", City of Fullerton, State of California.

AS MATERIAL CONSIDERATION for the Rent Concession set forth herein is Lessee's agreement to lease the Premises on all terms and provisions of the Lease for the entire Lease term. Lessee acknowledges that the Free Rent as set forth below (herein called "Rent Concession") is a concession given to Lessee for leasing the Premises for a term stated in the Lease Agreement. In the event Lessee becomes in default of any Lease provision at any time during the Lease team, Lessor and Lessee agree that: (a) in addition to any other remedy available to Lessor, Lessor shall be entitled to recover from Lessee the total rental amount of all Rent Concessions taken by Lessee prior to such default date; (b) Lessee agrees to pay such amount to Lessor with the next rental payment; and (c) future Rent Concessions shall then be null, void and of no force and effect. Lessee shall be entitled to Free Rent and/or common area maintenance charges including tenant's prorata share of the trash removal and/or Rent Concession(s) for the period of time referenced below:

October 1, 2008 tam October 31, 2008	$2,358.00 Rent
October 1, 2008 thru October 31, 2008	$ 211.20 CAM

November 1, 2008 thru November 30, 2008	$2,358.00 Rent
November 1, 2008 thru November 30, 2008	$ 211.20 CAM

The Rent Concessions referenced above equal a fair rental value in a sum as determined at the time the Rent Concession commences.

THIS DOCUMENT shall not be deemed binding upon Lessor unless and until it is executed by Lessor and a copy is delivered to Lessee.

Dated this 5 day of October, 2008.

“LESSOR":	“LESSEE”:
FULLERTON BUSINESS CENTER,LLC	ALLIED MED, INC.
an Oregon Corporation

By Alexico, Inc., a California Corporation
DBA Mid Valley Management,
Managing Agent	By: /s/ Jack Amin
Jack Amin, President
By: /s/ Terry Rhoades	By: /s/ Jack Amin
Terri Rhoades, Authorized Agent	Jack Amin, Vice President